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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------


                                   FORM 8-A/A
                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                MIDWAY GAMES INC.
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             (Exact name of registrant as specified in its charter)

DELAWARE                                                              22-2906244
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

3401 NORTH CALIFORNIA AVENUE
CHICAGO, ILLINOIS                                                          60618
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(Address of principal executive offices)                              (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
 ____________
(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                         Name of each exchange on which
      to be so registered                         each class is to be registered
      -------------------                         ------------------------------
COMMON STOCK, PAR VALUE $.01 PER SHARE                NEW YORK STOCK EXCHANGE

STOCK PURCHASE RIGHTS PURSUANT                        NEW YORK STOCK EXCHANGE
 TO STOCKHOLDER RIGHTS AGREEMENT

Securities to be registered pursuant to Section 12(g) of the Act: NONE

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the Registrant's Common Stock, par value $.01 per share, is incorporated by reference to the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 13, 1996, as amended on October 4, 1996, October 18, 1996, October 25, 1996 and October 29, 1996 (File No. 333-11919) (the "Form S-1"), under the heading "Description of Capital Stock." The description of the Registrant's Stock Purchase Rights, pursuant to the Rights Agreement dated as of October 24, 1996 between the Registrant and The Bank of New York, as rights agent (the "Rights Agreement"), is incorporated by reference to the Registrant's definitive Proxy Statement as filed with the Securities and Exchange Commission on December 12, 1997, under the heading "ANTI-TAKEOVER PROPOSALS - Other Anti-Takeover Devices -- Rights Agreement."

         As of November 6, 1997, the Registrant amended the terms of the Rights Agreement by entering into the First Amendment to Rights Agreement with The Bank of New York, as rights agent. The Amendment modifies the Rights Agreement in the following respects: (i) references to 10% of the Common Stock in Sections 1(a), 3(a) and 13(d) thereof were changed to references to 15% of the Common Stock, thereby increasing the threshold at which a Person who is the Beneficial Owner of Common Stock becomes an Acquiring Person; (ii) Section 1(h) was changed to include in the definition of Exempt Person any Person who was the Beneficial Owner of 15% or more of the outstanding shares of Common Stock at the close of business on April 6, 1998, the date of the Registrant's spin-off from WMS Industries Inc., so that any such person would not be deemed an Acquiring Person; and (iii) Section 18 thereof was restated to correct a typographical error.

         The description of the amendments contained herein is not complete and is qualified in its entirety by reference to the First Amendment to Rights Agreement, which is filed as an exhibit hereto and which is incorporated by reference herein. Capitalized terms used but not defined herein will have the meanings ascribed to them in the Rights Agreement.

ITEM 2. EXHIBITS

1. Form of Amended and Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1 to the Form S-1.

2. Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on February 25, 1998.

3.      Amended and Restated By-laws of the Registrant.

4. Rights Agreement, dated as of October 24, 1996, between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to
        Exhibit 2.1 to the Form S-1.

5. Form of Certificate of Designations of Series A Preferred Stock (included as Exhibit A to Exhibit 4 hereof), incorporated herein by reference to Exhibit 2.2 to the Form S-1.

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6.      Specimen Form of Rights Certificate (included as Exhibit B to Exhibit 4 hereof), incorporated herein by reference to Exhibit 2.3 to the Form
        S-1.

7. Summary of Rights Plan (included as Exhibit C to Exhibit 4 hereof), incorporated herein by reference to Exhibit 2.4 to the Form S-1.

8. First Amendment to Rights Agreement, dated as of November 6, 1997, between the Registrant and The Bank of New York, as Rights Agent.

                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  April 17, 1998



                              MIDWAY GAMES INC.

                              By:/s/ Orrin J. Edidin
                                 -----------------------------------------------
                                 Orrin J. Edidin
                                 Vice President, Secretary and General Counsel

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                                INDEX OF EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION
------    -----------
2.        Certificate of Amendment to the Amended and Restated Certificate of
          Incorporation of the Registrant, as filed with the Secretary of State of the State of Delaware on February 25, 1998.

3.        Amended and Restated By-laws of the Registrant.

8. First Amendment to Rights Agreement, dated as of November 6, 1997, between the Registrant and The Bank of New York, as Rights Agent.

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